Exhibit 5.1

Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-74-758-0480 sullivanlaw.com

July 2, 2021

To:
PolyPid Ltd.
18 Hasivim Street,
Petach Tikva 495376, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to PolyPid Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), which registers the offer, issuance and sale by the Company, from time to time, of up to $200 million, of the Company’s ordinary shares, no par value (the “Ordinary Shares” and the ordinary shares to be offered, issued and sold under the Registration Statement the “Registered Ordinary Shares”).

We have also acted as Israeli counsel to the Company in connection with the Controlled Equity OfferingSM Sales Agreement, dated as of July 2, 2021 (the “Sales Agreement”), entered into by and between the Company and Cantor Fitzgerald & Co. pursuant to which the Company has agreed to offer and sell Registered Ordinary Shares having an aggregate offering price of up to $45 million (the “ATM Shares”). The ATM Shares will be issued pursuant to the Registration Statement and the related prospectus contained therein covering the ATM Shares.

This opinion letter is furnished to you at your request to enable you to fulfil the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the articles of association of the Company, as currently in effect (the “Articles”); (iii) minutes of meetings of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith , as well as the execution of the Sales Agreement and the actions to be taken in connection therewith, were approved, and (v) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board and the shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Registered Ordinary Shares may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Registered Ordinary Shares, the terms of the Registered Ordinary Shares, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Registered Ordinary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Registered Ordinary Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 1, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Registered Ordinary Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any post-effective amendment thereto or a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Registered Ordinary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Registered Ordinary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, such Registered Ordinary Shares will be validly issued, fully paid and non-assessable..

2. With respect to the ATM Shares, assuming that prior to the issuance of any of the ATM Shares under the Sales Agreement, the price, number of ATM Shares and certain other terms of issuance with respect to any specific placement notice delivered under the Sales Agreement will be authorized and approved by the Board or a pricing committee of the Board in compliance with applicable Israeli law (for purposes of this paragraph 2, the “Authorizing Resolutions”), all corporate proceedings necessary for the authorization, issuance and delivery of the ATM Shares shall have been taken and, upon issuance pursuant to the terms of the Sales Agreement and in accordance with resolutions of the Board related to the offering of the ATM Shares, the ATM Shares will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Registered Ordinary Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Registered Ordinary Shares you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including the Authorizing Resolutions and an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

With respect to our opinion as to the Registered Ordinary Shares, including the ATM Shares, we have assumed that, at the time of issuance and sale and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and, if applicable, “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)

Sullivan & Worcester Tel-Aviv (Har-Even & Co.)

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